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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-60355) and related Prospectus of Apartment Investment and Management Company for the registration of $600,000,000 of its Preferred Stock and Class A Common Stock and of AIMCO Properties, L.P. for the registration of $200,000,000 of its Partnership Preferred Units and $200,000,000 of its Partnership Common Units and to the incorporation by reference therein of our report dated February 13, 1998, except for Note 20, as to which the date is March 19, 1998, with respect to the consolidated financial statements of Insignia Financial Group, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included as exhibit 99.2 in Apartment Investment and Management Company's Current Report on Form 8-K dated March 17, 1998 (and Amendment No. 1 thereto filed April 3, 1998), filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP
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Greenville, South Carolina
January 13, 1999